                                                                     EXHIBIT 2.1


                             COMBINATION AGREEMENT

                            DATED AS OF JULY 1, 1997

                                     AMONG

                       SONIC ENVIRONMENTAL SYSTEMS, INC.,

                               SONIC CANADA INC.

                                      AND

                          TURBOTAK TECHNOLOGIES, INC.

                                    CONTENTS

ARTICLE I     DEFINITIONS.
1.1.  Cross Reference Table of Certain
      Defined Terms...................................................... 1
1.2.  Definitions of Certain Additional Terms............................ 2
      1.2.1.  Code....................................................... 2
      1.2.2.  Effective Date............................................. 2
      1.2.3.  Exchange Date.............................................. 2
      1.2.4.  Turbotak Material Adverse Effect........................... 3
      1.2.5.  Sonic Material Adverse Effect.............................. 3
      1.2.6.  Securities Act............................................. 3
      1.2.7.  SEC........................................................ 3
      1.2.8.  Subsidiary................................................. 3
      1.2.9.  Tax........................................................ 3

ARTICLE II    GENERAL.
2.1.  Plan of Arrangement................................................ 3
      2.1.1.  Designation & Authorization of Class B Stock............... 3
      2.1.2.  Calculation of Share Exchange.............................. 4
      2.1.3.  Conversion of the Stock Option............................. 4
2.2.  Voting & Exchange Trust Agreement.................................. 4
2.3.  Support Agreement.................................................. 4
2.4.  Closing, Closing Date, & Effective Time............................ 4
2.5.  Contemporaneous Transactions....................................... 5

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF TURBOTAK.
3.1.  Due Organization, Authorization, and Good Standing of
      Turbotak........................................................... 5
3.2.  No Violation or Approval........................................... 6
3.3.  Capital Stock...................................................... 6
3.4.  Litigation......................................................... 6

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF
              SONIC AND ACQUISITION.
4.1.  Due Organization, Authorization, and Good
      Standing of Sonic and Acquisition.................................. 7
4.2.  No Violation or Approval........................................... 7
4.3.  Capital Stock...................................................... 8
4.4.  Litigation......................................................... 8

ARTICLE V     CERTAIN COVENANTS.
5.1.  Preparation of Proxy Statement and No Action Request;
      Other Filings & Submissions........................................ 9
5.2.  Shareholders' Meetings............................................. 9
5.3.  Public Announcements............................................... 9
5.4.  Notification of Certain Matters....................................10
5.5.  Other Limitations on Conduct of Business Prior to the
      Effective Date.....................................................10
5.6.  Access to Information..............................................10
5.7.  Amendment to Sonic Certificate of Incorporation....................10
5.8.  Further Assurances.................................................11

ARTICLE VI    CERTAIN COVENANTS.
6.1.  Conditions Precedent to Turbotak's Obligation to Effect
      the Arrangement....................................................11
      6.1.1.  Representations; Covenants; Certificate....................11
6.2.  Conditions Precedent to Obligations of
      Sonic..............................................................11
      6.2.1.  Representations; Covenants; Certificate....................11
6.3.  Conditions Precedent to Obligations of Each Parties................12
      6.3.1.  Shareholder Approval.......................................12
      6.3.2.  Bankruptcy Court Approval..................................12
      6.3.3.  Canadian Securities Issues.................................12
      6.3.4.  Injunctions................................................12
      6.3.5.  CVF Option.................................................13

ARTICLE VII   MISCELLANEOUS.
7.1.  Termination........................................................13
7.2.  Amendments & Supplements...........................................13
7.3.  Survival of Representations, Warranties, and
      Agreements.........................................................14
7.4.  Expenses...........................................................14
7.5.  Governing Law......................................................14
7.6.  Notice.............................................................14
7.7.  Entire Agreement, Assignability, Etc...............................15
7.8.  Counterparts.......................................................15

                                    EXHIBITS


Exhibit 2.1.   Form of Plan of Arrangement

Exhibit 2.2.   Form of Voting and Exchange Trust Agreement

Exhibit 2.3.   Form of Support Agreement

                             COMBINATION AGREEMENT
                             ---------------------


     COMBINATION AGREEMENT (the "Agreement") dated as of July 1, 1997, by and among Sonic Environmental Systems, Inc., a corporation incorporated under the laws of the State of Delaware, Sonic Canada, Inc., a corporation incorporated under the laws of Province of Ontario and a wholly owned subsidiary of Sonic ("Acquisition"), and Turbotak Technologies, Inc., a corporation incorporated under the laws of the Province of Ontario("Turbotak").

     WHEREAS, on September 16, 1996, Sonic consented to the entry of an Order for Relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court").

     WHEREAS, the Bankruptcy Court confirmed by Order dated July 3, 1997 ("the Bankruptcy Order"), the Debtor's First Amended Plan of Reorganization (the "Plan");

     WHEREAS, pursuant to the Plan, Sonic and Turbotak are to combine their operations in a reorganized company called TurboSonic Technologies, Inc.

     WHEREAS, the respective Boards of Directors of Sonic, Acquisition and Turbotak approved the transactions contemplated by the Plan and this Agreement and the Board of Directors of Turbotak has agreed to submit the Plan of Arrangement (as defined in Section 2.1) and the other transactions contemplated hereby to its shareholders for approval.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound hereby, Sonic, Acquisition and Turbotak hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Certain terms are used in this Agreement as specifically defined herein.

     1.1  Cross Reference Table of Certain Defined Terms.  The following terms
          ----------------------------------------------
are defined in the Sections set forth below, and shall have the respective meanings therein defined:

                  Term                          Section
                  ----                          -------

          "Acquisition"                         Preamble
          "Agreement"                           Preamble
          "Arrangement"                         Section 2.1.

          "Bankruptcy Court"                    Preamble
          "Bankruptcy Order"                    Preamble
          "CVF"                                 Section 2.1.3.
          "CVF Option"                          Section 2.1.3.
          "Charter Documents"                   Section 3.1.
          "Class A Shares"                      Section 4.3.
          "Closing"                             Section 2.4.
          "Closing Date"                        Section 2.4.
          "Code"                                Section 1.2.1.
          "Contemporaneous Transactions"        Section 2.5.
          "Court"                               Section 2.1.
          "Effective Date"                      Section 1.2.2.
          "Effective Time"                      Section 2.4.
          "Exchange Date"                       Section 1.2.3.
          "Exchangeable Shares"                 Section 2.1.1.
          "Final Order"                         Section 2.1.3.
          "Interim Order"                       Section 2.1.
          "Notice"                              Section 7.6.
          "OBCA"                                Preamble
          "Plan"                                Preamble
          "Plan of Arrangement"                 Section 2.1.
          "Replacement Option"                  Section 2.1.3.
          "SEC"                                 Section 1.2.7.
          "Securities Act"                      Section 1.2.6.
          "Shareholder Approval"                Section 6.3.1.
          "Shareholder Meetings"                Section 5.2.
          "Shareholder Meeting Date"            Section 5.2.
          "Sonic"                               Preamble
          "Sonic Material Adverse Effect"       Section 1.2.5.
          "Subsidiary"                          Section 1.2.8.
          "Survival of Representations,
           Warranties, and Agreements"          Section 7.3.
          "Tax"                                 Section 1.2.9.
          "Total Turbotak Outstanding Shares"   Section 2.1.2.
          "Trustee"                             Section 2.2.
          "Turbotak"                            Preamble
          "Turbotak Material Adverse Effect"    Section 1.2.4.
          "TurboSonic Technologies, Inc."       Section 5.7.
          "Voting Share"                        Section 2.2.
          "Voting Trust Agreement"              Section 2.2.

     1.2  Definitions of Certain Additional Terms.  The following terms shall
          ---------------------------------------
have the meanings set forth below:

          1.2.1. "Code" means the United States Internal Revenue Code of 1986, as amended.

          1.2.2. "Effective Date" shall mean the date on which the "Effective Time" occurs.

          1.2.3. "Exchange Date" shall mean the date on which the Effective Time occurs.

          1.2.4. "Turbotak Material Adverse Effect" shall mean an effect that does or would reasonably be expected to have a material adverse effect on the financial condition or results of operations of Turbotak.

          1.2.5. "Sonic Material Adverse Effect" shall mean an effect that does or would reasonably be expected to have a material adverse effect on the financial condition or results of operations of Sonic.

          1.2.6. "Securities Act" shall mean the United States Securities Act of 1933, as amended.

          1.2.7. "SEC" shall mean the United States Securities and Exchange Commission.

          1.2.8. "Subsidiary" shall mean, with respect to any corporation, any other corporation, association, or other business entity a majority (by number of votes) of the shares of capital stock (or other voting interests) of which is owned directly or indirectly by such corporation.

          1.2.9. "Tax" means any Canadian or United States Federal, provincial, state or local tax or any foreign tax (including, without limitation, any net income, gross income, profits, premium, estimated, excise, sales, value added, services, use, occupancy, gross receipts, franchise, license, ad valorem, severance, capital levy, production, stamp, transfer, withholding, employment, unemployment, payroll or property tax, customs duty, or any other governmental charge or assessment), together with any interest, addition to tax, or penalty.

                                   ARTICLE 2
                                    GENERAL

     2.1  Plan of Arrangement.  Turbotak agrees that it shall, as soon as
          -------------------
reasonably practical, apply to the Ontario Court General Division (the "Court") pursuant to Section 182 of the Ontario Business Corporations Act, as amended (the "OBCA"), for an interim order in form and substance reasonably satisfactory to Sonic and Turbotak (the "Interim Order") providing for, among other things, the calling and holding of a special meeting of the holders of Common Shares and holders of Class B Shares of Turbotak (voting separately as two classes) for the purpose of considering and, if deemed advisable, approving a plan of arrangement involving Turbotak and Acquisition substantially in the form attached as Exhibit
2.1 (the "Arrangement" or "Plan of Arrangement"), the principal terms of which include:

          2.1.1. the designation and authorization of a Class B Exchangeable Stock of Acquisition (the "Exchangeable Shares") that will have the rights, privileges and restrictions, and be subject to the conditions, set forth in Appendix A of the Plan of Arrangement;

          2.1.2. an exchange of shares whereby each holder of outstanding Common Shares and Class B Shares of Turbotak shall receive a number of Exchangeable Shares equal to the product obtained by multiplying 8,200,000 by a fraction, the numerator of which is the number of Turbotak Common Shares or Class B Shares, as the case may be, owned by such holder at the Closing and the denominator of which is the total number of outstanding Turbotak Common Shares and Class B Shares at Closing (the "Total Turbotak Outstanding Shares"), each Exchangeable Shares to be thereafter exchangeable for Sonic Common Shares on a one-for-one basis (subject to certain adjustments pursuant to the Plan of Arrangement), at the option of the holder, during the periods, at the times and subject to the conditions set forth in Article 2 of the Plan of Arrangement;

          2.1.3.  Acquisition shall change its name to TurboSonic Canada, Inc.

     The foregoing is only a summary of the Plan of Arrangement. The terms, conditions and procedures for accomplishing the exchange of shares are set forth in the Plan of Arrangement and the Appendices thereto and the foregoing is qualified by reference thereto.

     If approval of the Plan of Arrangement by the shareholders of Turbotak is obtained, Turbotak shall promptly take the necessary steps to submit the Arrangement to the Court and apply for a final order approving the Arrangement (the "Final Order").

     2.2  Voting and Exchange Trust Agreement.  Prior to the Closing, Sonic,
          -----------------------------------
Acquisition and The Trust Company of Bank of Montreal or a bank ortrust company to be selected by Turbotak (the "Trustee"), shall execute and deliver a Voting and Exchange Trust Agreement in substantially the form set forth has Exhibit 2.2 hereto, with such changes and additions thereto as may be reasonably requested by the Trustee (as so executed, the "Voting Trust Agreement"). Sonic shall deposit with the Trustee one share of a newly created class of Sonic preferred stock (the "Voting Share") to be held in accordance with the Voting Trust Agreement having such voting rights, privileges and preferences as may be required to secure the voting rights relating to the Sonic Common Shares granted for the benefit of the holders of the Exchangeable Shares, as if the Sonic Common Shares issuable on exchange of the Exchangeable Shares had been issued.

     2.3  Support Agreement.  Prior to the Closing, Sonic and Acquisition shall
          -----------------
execute and deliver the Support Agreement (the "Support Agreement") in substantially the form set forth as Exhibit 2.3.

     2.4  Closing, Closing Date and Effective Time.  The execution and delivery
          ----------------------------------------
of the documents required to effectuate the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Ravin, Sarasohn, Cook, Baumgarten, Fisch & Rosen, P.C., 103 Eisenhower Parkway, Roseland, New Jersey 07068, or at such other place and at such time as the parties hereto may agree; provided, however, such
                                                  --------  -------
Closing shall take place no later than the fifth business day after satisfaction or waiver of the last to be fulfilled of the conditions set forth in ARTICLE 6 that by their terms are not to occur at the Closing (the "Closing Date"). The Arrangement shall become effective as provided for in the Plan of Arrangement (the "Effective Time").

     2.5  Contemporaneous Transactions.  The parties hereby agree that each of
          ----------------------------
the transactions contemplated by this Agreement that is in fact consummated shall, to the extent permitted by applicable law and not otherwise provided for herein or in the Plan of Arrangement, be deemed consummated substantially contemporaneously with any other transaction that is in fact consummated pursuant to this Agreement.


                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF TURBOTAK

     In order to induce Sonic and Acquisition to enter into this Agreement, Turbotak hereby represents and warrants as follows:

     3.1  Due Organization, Authorization and Good Standing of Turbotak.
          -------------------------------------------------------------
Turbotak is a corporation duly organized, validly existing and in good standing under the OBCA. Turbotak has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and, upon receipt of any approvals required by the Order, to consummate all transactions contemplated hereby. The execution, delivery and performance by Turbotak of this Agreement, and the consummation by Turbotak of the transactions contemplated hereby, have been duly and validly authorized and approved by all necessary corporate action in respect thereof on the part of Turbotak, subject only to any approvals required by the Order. This Agreement constitutes the valid and binding obligation of Turbotak, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability affecting the rights and remedies of creditors and to general principles of equity, regardless of whether enforcement is sought in proceeding in equity or at law. Turbotak has full corporate power and authority to carry on its business as now conducted and to own or lease and to operate its properties an assets where such properties and assets are now owned, leased or operated by it and where such business is now conducted by it. Turbotak is duly qualified to do business and is in good standing as a foreign corporation and licensed or qualified to transact business in the jurisdictions where such qualification is required by reason of the nature of the business conducted by it or the properties or assets owned, operated or leased by it. True, complete and correct copies of the charter, By-laws and other analogous organizational documents (the "Charter Documents") of Turbotak as in effect on the date hereof have heretofore been delivered to Sonic.

     3.2  No Violation or Approval.  The execution, delivery and performance by
          ------------------------
Turbotak of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach or violation of, or a default under, or the acceleration of any payment obligation pursuant to, any law, rule or regulation applicable to Turbotak, its Charter Documents, any material agreement or instrument to which it is a party or by which any its properties are bound, or any order, judgment or decree of any court or any governmental agency or body having jurisdiction over it or its properties. No consent, approval, order or authorization of, declarations or filing with, any governmental authority or entity or other party is required to be obtained or made by Turbotak in connection with the execution and delivery of this Agreement or the consummation by Turbotak of the transactions contemplated hereby other than (i) any approvals required by the Interim Order or Final Order, (ii) filings with the Director under the OBCA and any filings or approvals required by provincial securities commissions, and (iii) such failures to obtain or make such other consents, approvals, orders, authorizations, declarations or filings as in the aggregate would not have a Turbotak Material Adverse Effect.

     3.3  Capital Stock.  The authorized capital stock of Turbotak consists of
          -------------
an unlimited number of Turbotak Common Shares and Class B Shares. As of July 1, 1997, there were ________ Turbotak Common Shares outstanding and _______ Turbotak Class B Shares, and 25,000 Turbotak Common Shares reserved for issuance upon the exercise of the CVF Option. No Turbotak Common Shares or Class B Shares are held as treasury stock. All of the outstanding Turbotak Common Shares and Class B Shares have been, and any Turbotak Common Shares issued upon exercise of the CVF Option will be, validly issued, fully paid and nonassessable and free of preemptive rights. Except for the CVF Option, Turbotak has no outstanding options, warrants, rights, other agreements or commitments obligating it to issue or sell shares to its capital stock or any securities or obligations convertible into, or exchangeable for, any shares of its capital stock. Turbotak has no outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or that are convertible or exercisable into securities having the right to vote) with holders of Turbotak Common Shares on any matter. None of the outstanding shares of capital stock of Turbotak have been issued in violation of Canadian provincial securities laws, the Securities Act or the rules and regulations promulgated thereunder or the securities or blue sky laws of any state or other jurisdiction, which violations would have in the aggregate a Turbotak Material Adverse Effect.

     3.4  Litigation.  There are no actions, claims, suits, investi gations or
          ----------
proceedings pending or to Turbotak's knowledge threatened against Turbotak that question the validity of this Agreement or any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, nor to the knowledge of Turbotak is there any basis for any such action, claim, suit, proceeding or investigation.

                                   ARTICLE 4
            REPRESENTATIONS AND WARRANTIES OF SONIC AND ACQUISITION

     In order to induce Turbotak to enter into this Agreement, each of Sonic and Acquisition jointly and severally represents and warrants as follows:

     4.1  Due Organization, Authorization and Good Standing of Sonic and
          --------------------------------------------------------------
Acquisition.  Sonic is a corporation duly organized, validly existing and in
-----------
good standing under the laws of the State of Delaware. Acquisition is a corporation duly organized, validly existing and in good standing under the OBCA. Each of Sonic and Acquisition has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate all transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of them, and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary corporate action in respect thereof on the part of each of Sonic and Acquisition. This Agreement constitutes the valid and binding obligation of each of Sonic and Acquisition, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability affecting the rights and remedies of creditors and to general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law. Each of Sonic and Acquisition has full corporate or partnership power and authority to carry on its business as now conducted and to own or lease and to operate its properties and assets where such properties and assets are now owned, leased or operated by it and where such business is now conducted by it. Sonic is duly qualified to do business and in good standing as a foreign corporation and licensed or qualified to transact business in each jurisdiction in which the nature of the business conducted by it or the properties or assets owned, operated or leased by it requires it to be so licensed or qualified, other than such failures to be so licensed or qualified that, in the aggregate, would not have a Sonic Material Adverse Effect. True, complete and correct copies of the Charter Documents of Sonic and Acquisition as in effect on the date hereof have heretofore been delivered to Turbotak.

     4.2  No Violation or Approval.  The execution, delivery and performance by
          ------------------------
Sonic and Acquisition of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach or violation of, or a default under, any law, rule or regulation, order, judgment or decree applicable to Sonic or Acquisition or any material agreement or instrument to which any of them is a party or by which any of them or any of their respective properties are bound, or any order, judgment or decree of any court or any governmental agency or body having jurisdiction over any of them or their properties or under their Charter documents other than any breach, violation or default that would not have a Sonic Material Adverse Effect. No consent, approval, order or authorization of, or declaration or filing with, any governmental authority or entity or other party is required to be made or obtained by Sonic or Acquisition in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than (i) any approvals required by the Interim Order or Final Order, (ii) the Bankruptcy Order, (iii) filings with and approvals required by provincial securities commissions, and (iv) such failures to obtain or make consents, approvals, orders, authorizations, declarations or filings as in the aggregate would not have a Sonic Material Adverse Effect.

     4.3  Capital Stock.  The authorization capital stock of Sonic consists of
          -------------
(i) 30,000,000 shares of Sonic Common Shares, $.10 par value, of which, as of July 1, 1997, approximately 9,847,374 shares are outstanding. Upon issuance of the Sonic Common Shares in exchange for the Exchangeable Shares as provided in the Plan of Arrangement, such shares shall be validly issued, fully paid and nonassessable, free or preemptive rights and free of all Liens other than such as arise under applicable securities laws. No class of capital stock of Sonic is entitled to preemptive rights. As of the date hereof, there are no outstanding options, warrants, rights or other agreements or commitments obligating Sonic to issue or sell shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, except the Sonic Common Shares to be issued in exchange for the Exchangeable Shares and as otherwise required under the Plan.

     The authorized capital stock of Acquisition consists of 100 shares of Common Shares (the "Class A Shares") and at the Effective Time such number of shares of Class B Exchangeable Shares (the "Exchangeable Shares") as shall be necessary to effect the Plan of Arrangement.

     All of the outstanding Class A Shares have been, and any Exchangeable Shares issued pursuant to the Plan of Arrangement will be, validly issued, fully paid and nonassessable, and free of preemptive rights. The Exchangeable Shares to be issued pursuant to the Plan of Arrangement will be issued in full compliance with all applicable Canadian provincial securities laws and with the Securities Act and the rules and regulations promulgated thereunder and all other relevant securities or blue sky laws of any state. Acquisition does not have any outstanding options, warrants, rights, other agreements or commitments obligating Acquisition to issue or sell shares of its capital stock or any securities or obligations convertible into, or exchangeable for, any shares of its capital stock. None of the outstanding shares of capital stock of Acquisition was issued in violation of any applicable Canadian provincial securities laws, the Securities Act or the rules and regulations promulgated thereunder or the securities or blue sky laws of any state which violation would have a Sonic Material Adverse Effect.

     4.4  Litigation.  There are no actions, claims, suits, investigations or
          ----------
proceedings pending or to Sonic's knowledge threatened against Sonic that question the validity of this Agreement or any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, nor to the knowledge of Sonic is there any basis for any such action, claim, suit, proceeding or investigation.

                                   ARTICLE 5
                               CERTAIN COVENANTS

     5.1. Preparation of Proxy Statement and No Action Request; Other Filings
          -------------------------------------------------------------------
and Submissions.  Sonic, Acquisition and Turbotak shall cooperate in (i) the
---------------
preparation of any Proxy Circular, Information Circular, applications for orders and any other documents reasonably deemed by Sonic or Turbotak to be necessary to discharge their respective obligations under United States and Canadian securities laws in connection with the Arrangement and the other transactions contemplated hereby, (ii) the taking of all such action as may be required under any applicable provincial laws in connection with the issuance of the Exchangeable Shares and the Sonic Common Shares in the Arrangement; provided, however, that with respect to Canadian provincial qualifications none of Sonic, Acquisition or Turbotak shall be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where any such entity is not now so subject, except as to matters and transactions arising solely from the offer and sale of the Exchangeable Shares and the Sonic Common Shares, and (iii) the taking of all such action as may be required under the OBCA in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.

     5.2. Shareholders' Meeting.  Turbotak shall duly call, give notice of,
          ---------------------
convene and hold a meeting of its Common and Class B shareholders as promptly as practicable for the purpose of voting upon the Arrangement (the "Shareholder Meeting"). Turbotak shall, through its Board of Directors, recommend to its shareholders approval of the Arrangement and shall use all reasonable efforts to hold such meeting as soon as practicable after the date hereof ("Shareholder Meeting Date"), and shall use all reasonable efforts to secure the approval of each class of its shareholders and the Court of the Arrangement.

     5.3. Public Announcements.  Neither Sonic nor Turbotak shall (and each
          --------------------
party shall use all commercially reasonable efforts to cause its affiliates, directors, officers, employees, agents and representatives not to), issue any press release, make any public announcement or public filing or furnish any written statement to its employees or shareholders generally concerning the transactions contemplated by this Agreement without the consent of the other party (which consent shall not be unreasonably withheld), except to the extent required by the Plan, filings with the Court, Bankruptcy Court or provincial securities commission, applicable law, rule or regulation or the applicable requirements of the National Association of Securities Dealers, Inc. with respect to the issuers whose securities are quoted on Nasdaq (and in any such case such party shall, to the extent consistent with timely compliance with such requirement, consult with the other party prior to making the required release, announcement, filing or statement).

     5.4. Notification of Certain Matters.  Between the date hereof and the
          -------------------------------
Effective Time, each party shall give prompt notice in writing to the other parties of: (1) any information that indicates that any of its representations or warranties contained herein was not true and correct as of the date hereof or will not be true and correct at and as of the Effective Time with the same force and effect as if made at and as of the Effective Time (except for changes permitted or contem plated by this Agreement); (ii) the occurrence of any event that will result, or has a reasonable prospect of resulting, in the failure of any condition specified in ARTICLE 6 hereof to be satisfied, and (iii) any notice or other communication from any third party alleging the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or that such transactions otherwise may violate the rights of or confer remedies upon such third party.

     5.5. Other Limitations on Conduct of Business Prior to the
          ------------------------------------------------------
Effective Time.  Sonic hereby covenants and agrees with Turbotak that, prior to
--------------
the Effective Time: (i) unless the prior written consent of Turbotak shall have been obtained and except as otherwise contemplated herein, it shall operate its business, only in the usual, regular and ordinary course of business consistent with past practices; (ii) use its reasonable efforts to preserve intact its business organization and assets and maintain their rights and franchises; (iii) not authorize for issuance,issue or obligate itself to issue any shares of its capital stock or any options, warrants or rights, or enter into any other agreements or commitments obligating it to use or sell shares of its capital stock or any securities or obligations convertible into, or exchangeable for, any shares of its capital stock; and (iv) to take no action that would (a) materially or adversely affect the ability of Sonic or Turbotak to obtain any necessary approvals of any third parties or any governmental authorities required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals, or (b) materially or adversely affect its ability to perform its covenants and agreements under this Agreement.

     5.6. Access to Information.  Sonic shall, subject to applicable law, afford
          ---------------------
Turbotak and its accountants, counsel and other repre sentatives reasonable access during the period prior to the Effective Time to (a) all of Sonic's financial statement, properties, books, contracts, commitments and records, and
(b) all other information concerning the business, properties and personnel of Sonic, as Turbotak may reasonably request.

     5.7. Amendment of Sonic Certificate of Incorporation.  At the Effective
          -----------------------------------------------
Time, Sonic will file an amendment to its certificate of incorporation changing its name to "TurboSonic Technologies, Inc." and creating a class of preferred shares for purposes of issuing the Voting Share.

     5.8. Further Assurances.  Subject to the terms and conditions herein
          ------------------
provided, and subject to its fiduciary obligations under law, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Arrangement and the other transactions contemplated by this Agreement, including without limitation the taking of all reasonable actions necessary to satisfy each condition precedent set forth in ARTICLE 6, to comply promptly with all legal requirements that may be imposed on any of them with respect to the Arrangement or to procure any consent, approval, order or authorization of, or any exemption by, any governmental entity, or other third party, required to be obtained or made in connection with the Arrangement or the taking of any action contemplated thereby or by this Agreement.

                                   ARTICLE 6
                               CERTAIN COVENANTS

       6.1.  Conditions Precedent to Turbotak's Obligation to Effect the
       ----  -----------------------------------------------------------
Arrangement.  The obligations of Turbotak to effect the Arrangement and other
-----------
transactions contemplated by this Agreement shall be subject to the satisfaction, prior to or substantially contemporaneously with the Effective Time, of the following conditions, compliance with which, or the occurrence of which, may be waived in whole or in part by Turbotak in writing:

          6.1.1.  Representations; Covenants; Certificate.  The representations
                  ---------------------------------------
     and warranties of Sonic contained in ARTICLE 4 hereof shall be true in all material respects as of the date of this Agreement and as of the Effective Date with the same effect as though made as of the Effective Time; Sonic shall in all material respects have performed all obliga tions and complied with all covenants required by this Agreement to be performed or complied with by it to the Effective Time; and Sonic shall have delivered to Turbotak a certificate, dated the Effective Date and signed by its President or a Vice President, to each such effect.

     6.2. Conditions Precedent to Obligations of Sonic.  The obliga tions of
          --------------------------------------------
Sonic to effect the Arrangement and the other transactions contemplated by this Agreement shall be subject to the satisfaction, prior to or substantially contemporaneously with the Effective Date, of the following conditions, compliance with which, or the occurrence of which, may be waived in whole or in part by Sonic in writing:

          6.2.1.  Representations; Covenants; Certificate.  The representations
                  ---------------------------------------
     and warranties of Turbotak contained in

     ARTICLE 3 hereof shall be true in all material respects as of the date of this Agreement and as of the Effective Date with the same effect as though made as of the Effective Time; Turbotak shall in all material respects have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it to the Effective Time; and Turbotak shall have delivered to Sonic a certificate, dated the Effective Date and signed by its President or a Vice President, to each such effect.

     6.3. Conditions Precedent to Obligations of Each Party.  The obligations of
          -------------------------------------------------
the parties to effect the Arrangement and the other transactions contemplated by this Agreement shall be subject to the satisfaction, prior to or substantially contemporaneously with the Effective Date, of the following additional conditions, compliance with which, or the occurrence of which, may be waived in whole or in part in a writing executed by each of Sonic and Turbotak:

          6.3.1  Shareholder Approval.  The holders of the requisite number, as
                 --------------------
     specified by the Court in its Interim Order, of outstanding shares of Turbotak's Common Shares and Class B Shares voting as separate classes shall have duly approved the Plan of Arrangement and the transactions contemplated thereby and hereby, all in accordance with the requirements of the OBCA and such Interim Order.

          6.3.2  Bankruptcy Court Approval.  The Bankruptcy Order shall have
                 -------------------------
     become final and non-appealable.

          6.3.3  Canadian Securities Issues.  Canadian provincial securities
                 --------------------------
     regulators in those provinces of Canada considered necessary by Canadian counsel to Turbotak shall have granted rulings or orders, satisfactory to such counsel acting reasonably, so that the registration and prospectus provisions of applicable Canadian securities laws will not be applicable to any of the issuance of securities (included without limitation the Sonic Common Shares issuable on exchange of any Exchangeable Shares) contemp lated by the Arrangement and such securities subject to the terms and conditions imposed by any such ruling or order, will be freely tradable by holders resident in such provinces.

          6.3.4  Injunctions.  No temporary restraining order, preliminary or
                 -----------
     permanent injunction or other order by any Canadian or United States Federal or provincial or state court or governmental body prohibiting the consummation of the transactions contemplated by this Agreement shall have been issued and shall not have expired or been withdrawn or reversed and there shall be no pendent or threatened litigation or other proceeding seeking to prohibit or impose any material limitations on the consummation of such transactions.

          6.3.5.  CVF Option.  Canadian Venture Founders shall have exercised
                  ----------
     the option it holds to acquire 25,000 shares of Turbotak Common Shares.


                                   ARTICLE 7
                                 MISCELLANEOUS

       7.1.  Termination.  Anything herein or elsewhere to the contrary
       ----  -----------
notwithstanding, this Agreement may be terminated and abandoned at any time before the Effective Time, whether before or after adoption and approval of the Arrangement by the shareholders of Turbotak as herein provided:

          (a) By the mutual consent of Sonic and Turbotak;

          (b) By either Sonic or Turbotak if (i) there has been a material breach on the part of the other party of any repre sentation, warranty, covenant or agreement contained herein that cannot be or has not been cured within ten days after written notice of such breach to the breaching party or (ii) Turbotak's shareholders or holder of the CVF Option fail to approve the Plan of Arrangement, provided, however such failure is not due to Turbotak's breach of
             --------  -------
its covenants contained in ARTICLE 5.

          (c) By the Board of Directors of Turbotak, if the Effective Time shall not have occurred by December 31, 1997 other than as a result of the failure of Turbotak to satisfy its obligations.

          (d) By the Board of Directors of Sonic, if the Effective Time shall not have occurred by December 31, 1997 other than as a result of the failure of Sonic to satisfy its obligations.

     7.2. Amendments and Supplements.  At any time before or after approval and
          --------------------------
adoption of this Agreement and the Plan of Arrangement by the shareholders of Turbotak and prior to the Effective Time, this Agreement and the Plan of Arrangement may be amended or supplemented by a written instrument signed by Turbotak, Sonic and Acquisition and approved by their respective Boards of Directors, except that, after the shareholders of Turbotak shall have approved the Plan of Arrangement, there shall be no amendment that (i) changes the consideration to which the Turbotak Common Shares or Turbotak Class B Shares are entitled to be converted upon consummation of the Arrangement as provided in the Plan of Arrangement, (ii) otherwise would require the approval of the shareholders of Turbotak in accordance with OBCA, or (iii) the approval of the Bankruptcy Court or the Court.

     7.3. Survival of Representations, Warranties and Agreements. The
          ------------------------------------------------------
respective representations, warranties and agreements of Turbotak, Sonic and Acquisition contained in ARTICLES 3 and 4 hereof and their respective agreements contained in ARTICLE 5 hereof shall expire with, and be terminated by, the consummation of the Arrangement, and neither Sonic nor Turbotak shall have any liability whatsoever with respect to such representations, warranties or agreements after the Effective Time.

     7.4. Expenses.   All costs and expenses incurred in connection with this
          --------
Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided that Turbotak shall pay the fees and expenses of Sonic's counsel in the preparation and negotiation of this Agreement, the Plan of Arrangement and related documents and attendance at and preparation for the Closing.

     7.5. Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the domestic substantive laws of the province of Ontario without giving effect to any choice or conflict laws rule or provision that would cause the application of the domestic substantive laws of any other jurisdiction.

     7.6. Notice. All notices and other communications required or permitted
          ------
hereunder shall be in writing (including any facsimile transmission or similar writing), and shall be sent either by telecopy, hand delivery, or reputable overnight courier, addressed as follows or to such other address or addresses of which the respective party shall have notified the other party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted and the appropriate answer back is received (ii) if given by reputable overnight courier, one business day after being delivered to such courier, or (iii) if given by any other means which received at the address specified in this Section.

          To Sonic or Acquisition:

               Sonic Environmental Systems, Inc.
               11 Melanie Lane
               Unit 22-A
               East Hanover, New Jersey  07936
               Attention:  Richard H. Hurd, President

          With a copy to:

               Ravin, Sarasohn, Cook, Baumgarten, Fisch & Rosen
               A Professional Corporation,
               103 Eisenhower Parkway
               Roseland, NJ  07068
               Telecopier: (201) 228-9250
               Attention:  Marc P. Press, Esq.

 To Turbotak:

               Turbotak Technologies, Inc.
               550 Parkside Drive
               Suite A-14
               Waterloo, Ontario N2L 5V4
               Canada
               Telecopier: (519) 885-6992
               Attention:  Patrick J. Forde, Vice President

          With a copy to:

               Meighen, Demers
               200 King Street West
               Suite 1100
               Toronto, Canada M5H 3T4
               Telecopier: (416) 977-5239
               Attention:  Patrick Egan

     7.7. Entire Agreement, Assignability, Etc.  This Agreement (including the
          ------------------------------------
Schedules and Exhibits attached hereto) (i) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the Arrangement (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder and (iii) shall not be assignable by operation of law or otherwise.

     7.8. Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers and their respective corporate seals to be affixed hereto, the day and year first above written.

                              SONIC ENVIRONMENTAL SYSTEMS, INC.


                              By:_____________________________
                                 Name
                                 Title:


                              SONIC CANADA, INC.


                              By:_____________________________
                                 Name
                                 Title:

                              TURBOTAK TECHNOLOGIES, INC.


                              By:_____________________________
                                 Name
                                 Title: